Exhibit 99


CONTACT:  J.R. Ferry
                                                     FOR IMMEDIATE RELEASE
                                                     ---------------------


     SOUTHFIELD, Mich., July 14, 1994 -- Chrysler Financial Corporation
(CFC) today reported 1994 second quarter net earnings of $44 million, compared to net earnings of $44 million in the second quarter of 1993.
     John P. Tierney, Chairman of CFC, said the 1994 second quarter earnings reflect the positive impact of the company's larger automotive financing portfolio and reduced credit losses. Those factors were offset by reduced retail automotive margins.
     CFC's net earnings for the first six months of 1994 were $91 million, compared to earnings of $81 million, before the effect of accounting changes, for the first six months of 1993.
     At June 30, 1994, CFC was managing $30.2 billion in receivables, up
$2.9 billion from a year ago.  The increase in receivables managed was caused by a higher volume of automotive financing. The company's total assets at June 30, 1994, were $15 billion, consistent with levels at June 30, 1993.
     Chrysler Credit, CFC's automotive finance operation, was managing
$27.1 billion in receivables at June 30, 1994, compared to $23.7 billion a year ago.
     During the second quarter of 1994, retail automotive financing volume was 149,000 new passenger cars, trucks and minivans, representing 24 percent of Chrysler's U.S. retail deliveries, compared to 137,000 vehicles, or 23 percent in the second quarter of 1993.
     In the second quarter of 1994, Chrysler Credit also financed at wholesale 421,000 vehicles representing 75 percent of Chrysler's U.S.
factory shipments, compared to 396,000 vehicles or 75 percent in the second quarter of 1993.
                                     (more)
(1594)

     CFC's nonautomotive operations, consisting of Chrysler Capital, a commercial leasing and lending unit, and Chrysler First Business Credit, a small business loan operation, were managing $3.1 billion in receivables at June 30, 1994. A year ago, the company's nonautomotive operations were managing $3.6 billion in receivables.
     Chrysler Insurance, an automotive-related insurance operation, had direct insurance premiums written of $87 million during the first six months of 1994, compared to $75 million for the same period a year ago.
     In 1994 second quarter capital markets activity, CFC received net proceeds of $1.8 billion from the sale of U.S. automotive receivables and sold $540 million of medium term notes. At the end of the second quarter, CFC had commercial paper outstanding of $3.1 billion compared to $1.6 billion a year ago.
     All four major credit ratings agencies increased ratings on the U.S. senior debt of Chrysler Financial during the second quarter. Duff & Phelps on June 1 raised the ratings to A- from BBB+; Moody's Investor Service on May 19 to A3 from Baa2; Fitch Investors Service on May 12 to A- from BBB; and Standard & Poors on April 19 to BBB+ from BBB.
     On May 23, 1994, CFC successfully put in place new U.S. and Canadian bank support facilities which replaced existing facilities scheduled to expire in 1995. These new facilities remove the collateral requirements, permit dividends, provide for other less restrictive financial covenants, result in requested reductions in the total commitments, and reduce both borrowing rates and commitment fees.
     These support facilities consist of $5.2 billion of revolving credit agreements which expire in May 1998 and $1.7 billion of receivable sale agreements. As of June 30, 1994, none of these facilities had been utilized.
                                     - 0 -

Highlights                    Chrysler Financial Corporation and Subsidiaries
(in millions of dollars)
                                    Three Months Ended        Six Months Ended
                                         June 30,                  June 30,
                                      1994       1993           1994      1993
                                       (unaudited)               (unaudited)
After-Tax Earnings:
  Earnings before changes
   in accounting principles         $    44    $    44        $    91   $    81
  Cumulative effect of changes
   in accounting principles               -          -              -       (30)
      Net earnings                  $    44    $    44        $    91   $    51

Automotive Financing Volume:
  Retail                                                      $ 8,439   $ 6,559
  Wholesale and other                                          26,568    23,178
      Total automotive financing
       volume                                                 $35,007   $29,737

_______________________________________________________________________________

                                                                   June 30,
                                                                1994      1993
                                                                 (unaudited)
Finance Receivables Managed:
 (Including Receivables Serviced for Others)
  Automotive financing:
    Retail                                                    $18,208   $14,878
    Wholesale and other                                         8,930     8,855
      Total automotive financing                               27,138    23,733

  Nonautomotive financing                                       3,055     3,590
      Total finance receivables managed                       $30,193   $27,323

Debt Payable Within One Year                                  $ 4,203   $ 2,805

Senior Debt Payable After One Year                            $ 5,154   $ 5,794

Capital Funds:
  Subordinated term debt payable after one year               $    27   $   482
  Shareholder's investment                                      3,215     3,049
    Total capital funds                                       $ 3,242   $ 3,531

Prior periods reclassified to conform to current classifications.

See Consolidated Financial Statements.

                              Chrysler Financial Corporation and Subsidiaries

Consolidated Statement of Net Earnings
(in millions of dollars)
                                         Three Months Ended     Six Months Ended
                                               June 30,              June 30,
                                           1994      1993        1994      1993
                                             (unaudited)           (unaudited)
Interest income:
  Automotive financing:
    Retail                               $  129    $  115      $  266    $  246
    Wholesale and other                     125       129         243       251
  Nonautomotive financing                    70       110         146       225
    Total interest income                   324       354         655       722

Interest expense                            193       208         378       427
    Interest margin                         131       146         277       295

Other revenues:
  Servicing fee income                       60        52         121       103
  Insurance premiums earned                  34        36          68        69
  Investment and other income                54        90         112       149
    Interest margin and other
     revenues                               279       324         578       616

Costs and expenses:
  Operating expenses                        116       112         230       227
  Provision for credit losses                40        66          91       112
  Insurance losses and adjustment
   expenses                                  27        32          53        59
  Depreciation and other expenses            27        52          60       106
    Total costs and expenses                210       262         434       504

Earnings before income taxes and
 cumulative effect of changes in
 accounting principles                       69        62         144       112

Provision for income taxes                   25        18          53        31

Earnings before cumulative effect
 of changes in accounting principles         44        44          91        81

Cumulative effect of changes in
 accounting principles (Note 4)               -         -           -       (30)

Net Earnings                             $   44    $   44      $   91    $   51


Consolidated Statement of                                       Six Months Ended
 Shareholder's Investment                                            June 30,
(in millions of dollars)                                         1994      1993
                                                                   (unaudited)
Balance at beginning of period (Note 4)                        $3,131    $2,998
Net earnings                                                       91        51
Net unrealized holding losses on securities (Note 4)               (7)        -
Balance at end of period                                       $3,215    $3,049

Prior periods reclassified to conform to current classifications.

See Notes to Consolidated Financial Statements.

                              Chrysler Financial Corporation and Subsidiaries

Consolidated Balance Sheet
(in millions of dollars)

                                            June 30,     December 31,    June 30,
Assets:                                       1994           1993          1993
                                          (unaudited)                  (unaudited)
Finance receivables-net (Note 1)             $ 9,385        $ 8,659      $ 9,586
Retained interests in sold
 receivables and other related
 amounts - net (Note 1)                        4,049          3,587        3,505
    Total finance receivables and
     retained interests - net                 13,434         12,246       13,091

Cash and cash equivalents                        180            265          455
Marketable securities (Note 4)                   339            348          329
Dealership properties leased - net               411            423          441
Equipment leased to others - net                 121            176          335
Amounts due from affiliated companies              5              -            -
Repossessed collateral                           254            269          225
Other assets                                     428            524          509

Total Assets                                 $15,172        $14,251      $15,385


Liabilities:

Debt (Note 3)                                $ 9,384        $ 8,435      $ 9,081
Accounts payable, accrued
 expenses and other                            1,047          1,147        1,224
Amounts due to affiliated companies                -             24          527
Deferred income taxes                          1,526          1,514        1,504

    Total Liabilities                         11,957         11,120       12,336

Shareholder's Investment                       3,215          3,131        3,049

Total Liabilities and
 Shareholder's Investment                    $15,172        $14,251      $15,385

Prior periods reclassified to conform to current classifications.

See Notes to Consolidated Financial Statements.

                              Chrysler Financial Corporation and Subsidiaries

Consolidated Statement of Cash Flows
(in millions of dollars)
                                                         Six Months Ended
                                                             June 30,
                                                       1994           1993
                                                            (unaudited)
Cash Flows From Operating Activities:

  Net earnings                                       $     91       $    51
  Adjustments to reconcile net earnings to
   net cash provided by operating activities:
    Cumulative effect of changes in accounting
      principles                                            -            30
    Net gains from receivable sales                       (41)          (69)
    Provision for credit losses                            91           112
    Depreciation and amortization of intangibles           37            67
    Change in deferred income taxes                        12            27
    Change in accounts payable, accrued
     expenses and other                                   (27)          (52)

  Net cash provided by operating activities               163           166

Cash Flows From Investing Activities:

  Acquisitions of finance receivables                 (32,805)      (29,225)
  Collections of finance receivables                    7,902         9,418
  Proceeds from sales of receivables                   23,756        19,376
  Proceeds from sales of nonautomotive assets               -         2,267
  Other                                                   (42)          146

  Net cash (used in) provided by investing
   activities                                          (1,189)        1,982

Cash Flows From Financing Activities:

  Change in short-term notes and affiliated
   borrowings                                             323         1,835
  Borrowings under revolving credit facilities:
    Proceeds                                                -         4,115
    Payments                                                -        (7,643)
  Proceeds from issuance of term debt                     937           663
  Repayment of term debt                                 (426)       (1,011)
  Other                                                   107           (85)

  Net cash provided by (used in) financing
   activities                                             941        (2,126)

Change in cash and cash equivalents                       (85)           22
Cash and cash equivalents at beginning of period          265           433

Cash and Cash Equivalents at End of Period           $    180       $   455

Prior period reclassified to conform to current classifications.

See Notes to Consolidated Financial Statements.

                              Chrysler Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

Note 1 - Finance Receivables and Retained Interests

Outstanding balances of "Finance receivables - net" were as follows:

                                   June 30,   December 31,    June 30,
                                     1994         1993          1993
                                 (unaudited)                (unaudited)
                                         (in millions of dollars)
Automotive:
  Retail                            $ 4,592     $ 3,536        $ 3,703
  Wholesale and other                 2,294       2,520          3,025
    Total automotive                  6,886       6,056          6,728
Nonautomotive                         2,697       2,803          3,092
Total finance receivables             9,583       8,859          9,820
  Less allowance for credit losses     (198)       (200)          (234)
Total finance receivables - net     $ 9,385     $ 8,659        $ 9,586

The Company's retained interests in sold receivables and other related amounts are generally restricted and subject to limited recourse provisions. The following is a summary of amounts included in "Retained interests in sold receivables and other related amounts - net":

                                   June 30,   December 31,    June 30,
                                     1994         1993          1993
                                 (unaudited)                (unaudited)
                                         (in millions of dollars)
Cash and investments                $   636     $   586        $   599
Senior interests in wholesale
 receivables                          1,532         967            716
Subordinated interests in
 receivables                          1,704       1,783          1,800
Excess servicing                        187         200            212
Other restricted and securitized
 assets                                 300         345            434
  Less allowance for credit losses     (310)       (294)          (256)
Total retained interests in sold
 receivables and other related
 amounts - net                      $ 4,049     $ 3,587        $ 3,505

                              Chrysler Financial Corporation and Subsidiaries

The Company's total allowance for credit losses including receivables sold subject to limited recourse is as follows:

                                      June 30,   December 31,   June 30,
                                        1994         1993         1993
                                    (unaudited)               (unaudited)
                                           (in millions of dollars)
Allowance for losses deducted from:
 Finance receivables                  $   198     $   200        $   234
 Retained interests in sold
  receivables and other
  related amounts                         310         294            256
   Total                              $   508     $   494        $   490


Note 2 - Sales of Receivables

The Company sells receivables subject to limited recourse provisions. Outstanding balances of sold finance receivables are as follows:

                                      June 30,   December 31,   June 30,
                                        1994         1993         1993
                                    (unaudited)               (unaudited)
                                           (in millions of dollars)
Automotive:
  Retail                              $12,286     $12,027        $10,932
  Wholesale and other                   6,598       6,356          5,798
Nonautomotive                             359         449            497
Total                                 $19,243     $18,832        $17,227

Gains or losses from the sale of retail receivables are recognized in the period in which such sales occur. Provisions for expected credit losses are generally provided during the period in which such receivables are acquired. Since the allowance for credit losses is separately provided prior to the receivable sales, gains from receivable sales are not reduced for expected credit losses. Included in "Investment and other income" are gains before expected credit losses totaling $41 million and $69 million for the six months ended June 30, 1994 and 1993, respectively. The provision for credit losses related to such sales amounted to $63 million and $61 million for the six months ended June 30, 1994 and 1993, respectively.

                             Chrysler Financial Corporation and Subsidiaries

Note 3 - Debt

                                 Weighted Average
                                Interest Rates at   June 30,   December 31,   June 30,
Maturity                          June 30, 1994       1994         1993         1993
                                                  (unaudited)               (unaudited)
                                                        (in millions of dollars)
Short-term notes placed primarily
 in the open market:
  United States                                    $ 2,524     $ 2,513     $ 1,548
  Canada                                               579         259          94
  Total short-term notes
   (primarily commercial paper)                      3,103       2,772       1,642

Revolving bank borrowings under
 credit facilities:
  United States                                          -           -       2,080
  Canada                                                 -           -         316
  Total bank borrowings                                  -           -       2,396

Senior term debt:
  United States, due
    1993                                                 -           -         147
    1994                                  8.8%         440         813       1,013
    1995                                  5.7%         574         574         142
    1996                                  5.8%       1,094       1,053         644
    1997                                  5.2%         571         197         127
    1998                                  6.1%         812         696         315
 Thereafter                               8.4%       2,172       1,766       1,666
    Total United States                              5,663       5,099       4,054
  Canada, due 1993-1996                  12.2%          39          42          87
  Less unamortized discount                              2           2           -
    Total senior term debt                           5,700       5,139       4,141

Subordinated term debt - United States
  Senior due 1994-1997                    8.3%          27          77         367
  Junior subordinated                                    -           -         165
   Total subordinated                                   27          77         532
Mexico borrowings and other                            554         447         370
Total debt                                         $ 9,384     $ 8,435     $ 9,081

Credit Facilities

During the second quarter, the Company replaced its existing revolving credit and receivable sale agreements which were originally scheduled to expire in 1995. The new agreements provide for lower total commitments, reductions in borrowing rates and commitment fees and less restrictive financial covenants, including the relaxation of dividend restrictions and the removal of security interests in the Company's U.S. assets.

The Company's credit facilities consist of $4.6 billion of U.S. and $.6 billion of Canadian credit facilities which expire in May 1998. The Company's automotive receivable sale agreements consist of a $1.5 billion U.S. agreement (of which $.5 billion expires in May 1995, and $1.0 billion expires in May 1998) and a $.2 billion Canadian agreement (of which $.1 billion expires in May 1995, and $.1 billion expires in May 1998). As of June 30, 1994 no amounts were outstanding under the Company's revolving credit or receivable sale agreements.

                              Chrysler Financial Corporation and Subsidiaries

In addition, up to $750 million of the total commitment under Chrysler's revolving credit agreement can be made available to the Company. As of June 30, 1994, no borrowings were outstanding under this agreement.

The Company has contractual debt maturities of $4.1 billion during the remainder of 1994 (including $3.1 billion of short-term notes), and $.6 billion in 1995.


Note 4 - Accounting Changes

Investments in Debt and Equity Securities

Effective January 1, 1994, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." This new accounting standard specifies the accounting and reporting requirements for changes in the fair values of investments with readily determinable fair values.

At June 30, 1994, the Company had investments in securities with an aggregate carrying value of $354 million, consisting primarily of commercial paper, governmental securities and corporate debt. Of these securities, $323 million were categorized as available-for-sale, and $31 million were categorized as held-to-maturity. The adjustment of available-for-sale securities to market value at January 1, 1994 resulted in a $6 million increase to Shareholder's Investment.

Other Postretirement Benefits

Effective January 1, 1993, the Company adopted SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," ("OPEB") which requires the accrual of such benefits during the years the employees provide services. The adoption of SFAS No. 106 resulted in an after-tax charge of $29 million in 1993, which represented the immediate recognition of the OPEB transition obligation of $45 million, partially offset by $16 million of estimated tax benefits. Implementation of SFAS No. 106 did not increase the Company's cash expenditures for postretirement benefits. Recognition of on-going expenses under OPEB will not materially affect the Company's results of operations.

Postemployment Benefits

Effective January 1, 1993, the Company adopted SFAS No. 112, "Employers' Accounting for Postemployment Benefits." This accounting standard requires the accrual of benefits provided to former or inactive employees after employment but prior to retirement. The adoption of this accounting standard resulted in the recognition of an after-tax charge of $1 million in 1993. Adoption of SFAS No. 112 has not materially increased the annual expense recognized for these benefits, and there is no cash impact. Previously reported results for the six months ended June 30, 1993 have been restated to reflect the adoption of SFAS No. 112, effective January 1, 1993.

Impairment of a Loan

In May 1993, the Financial Accounting Standards Board issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," which amends SFAS No. 5, "Accounting for Contingencies", by requiring creditors to evaluate the collectibility of both contractual interest and principal of receivables when evaluating the need for a loss accrual. The Company plans to adopt SFAS No. 114 on or before January 1, 1995. The Company has not yet determined the effect of this new pronouncement on its results of operations and financial position.

[Letterhead of Deloitte & Touche]

Deloitte &
    Touche
- - ------------------------------------------------------------------------------
                             Suite 900                Telephone (313) 396-3000
                             600 Renaissance Center
                             Detroit, Michigan 48243-1704


INDEPENDENT ACCOUNTANTS' REPORT

Shareholder and Board of Directors
Chrysler Financial Corporation
Southfield, Michigan

We have reviewed the accompanying consolidated balance sheet of Chrysler Financial Corporation (a subsidiary of Chrysler Corporation) and its consolidated subsidiaries as of June 30, 1994 and 1993, and the related consolidated statements of net earnings and cash flows for the three-months and six-months ended June 30, 1994 and 1993. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the consolidated financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of Chrysler Financial Corporation and its consolidated subsidiaries as of December 31, 1993, and the related consolidated statements of net earnings and cash flows for the year then ended (not presented herein); and in our report dated January 18, 1994, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 1993 is fairly presented, in all material respects, in relation to the consolidated balance sheet from which it has been derived.


/s/ Deloitte & Touche


July 14, 1994